Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Medical Staffing Network Holdings, Inc. (MSN or the Company) completed its acquisition of InteliStaf Holdings, Inc. and subsidiaries (IS) on July 2, 2007. The acquisition of IS has been accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets acquired and liabilities assumed were recorded at their estimated fair values as of the date of the acquisition. The Company’s preliminary allocation of the purchase price is pending completion of several elements, including the finalization of the independent appraisal for purposes of the valuation of acquired intangible assets. Accordingly, there may be material adjustments to the allocation of the purchase price.

The Company’s paid approximately $94.0 million to fund the closing of the IS acquisition, inclusive of a working capital adjustment of $2.0 million and the acquisition does not provide for an earn-out payment. The Company funded the acquisition from the proceeds of a $155.0 million senior credit facility it entered into on July 2, 2007. The acquisition agreement also includes a $6.1 million holdback of the cash portion of the purchase price for potential claims indemnified by the IS selling shareholders. The holdback, net of any indemnified claims made, will be released to the IS selling shareholders in May 2008.

Intangible assets include amounts recognized for the fair value of tradenames and trademarks, customer relationships (vendor management service (VMS) agreements and traditional client agreements), subcontractor (vendor) relationships and non-compete agreements. As the appraisal is preliminary, the valuation of intangible assets and their useful lives may change upon completion of the analysis. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. In accordance with current accounting standards, the goodwill will not be amortized and will be tested for impairment as required by SFAS No. 142, Goodwill and Other Intangible Assets. The Company will allocate the goodwill to its reporting unit or branches during the fourth quarter of 2007 using an estimated fair value approach. The preliminary fair values for intangible assets and goodwill are as follows (in millions):

Trademarks and trade names (indefinite useful life)	$5.6
VMS (partnership) customer relationships (5 year useful life)	4.3
Traditional customer relationships (5 year useful life)	0.4
Vendor (subcontractor) relationships (5 year useful life)	0.1
Non-compete agreements (2 year useful life)	0.5
Goodwill (indefinite useful life)	76.4

The following unaudited pro forma condensed combined consolidated statements of operations have been prepared to present the financial effects of the acquisition of IS, and have been presented in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2006 combines the historical results for MSN and IS for the twelve months ended December 31, 2006 as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended July 1, 2007, combines the historical results for MSN for the six months ended July 1, 2007 and IS for the six months ended June 30, 2007, as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined consolidated balance sheet as of July 1, 2007 gives effect to the acquisition of IS as of such date.

This pro forma financial information does not purport to represent what our actual results of operations or financial position would have been had the acquisition occurred on the dates indicated nor is the information necessarily indicative of future operating results. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K. You should read the Company’s pro forma condensed combined consolidated financial information in conjunction with (i) the Company’s consolidated financial statements and the related notes, the “Selected Consolidated Financial and Operating Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which all appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, (ii) the consolidated unaudited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which appear in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2007, (iii) IS’ audited financial statements for the years ended December 31, 2006, 2005 and 2004 which are attached as Exhibit 99-1 of this Form 8-K, and (iv) IS’ unaudited consolidated financial statements for the six months ended June 30, 2007 and 2006 which are attached as Exhibit 99.2 of this Form 8-K.

MEDICAL STAFFING NETWORK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF JULY 1, 2007

	Historical		Pro Forma
(in thousands)	MSN	IS	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$198	$46	$11,254	(a)	$11,498
Accounts receivable, net	61,076	35,979	—		97,055
Other current assets	4,676	2,869	—		7,545

Total current assets	65,950	38,894	11,254		116,098

Furniture and equipment, net	8,069	3,465	(1,700)	(b)	9,834
Goodwill	99,772	60,766	13,748	(c)	174,286
Intangible assets, net	1,084	1,470	9,347	(d)	11,901
Other assets, net	2,606	1,581	2,189	(e)	6,376

Total assets	$177,481	$106,176	$34,838		$318,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$21,859	$4,247	$10,000	(f)	$36,106
Accrued payroll and other current liabilities	7,752	17,740	—		25,492

Total current liabilities	29,611	21,987	10,000		61,598

Long-term debt	16,235	35,475	73,290	(g)	125,000
Deferred income taxes	5,511	573	—		6,084
Other long-term liabilities	2,101	2,692	—		4,793

Total liabilities	53,458	60,727	83,290		197,475
Minority interest	—	173	(173)	(h)	—
Total stockholders’ equity	124,023	45,276	(48,279)	(i)	121,020

Total liabilities and stockholders’ equity	$177,481	$106,176	$34,838		$318,495

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

MEDICAL STAFFING NETWORK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 1, 2007

	Historical		Pro Forma
(in thousands, except per share data)	MSN	IS	Adjustments		Pro Forma
Service revenues	$184,471	$137,196	$—	(j)(k)	$321,667
Cost of services rendered	140,406	108,030	—	(j)(k)	248,436

Gross profit	44,065	29,166	—	(k)	73,231

Operating expenses:
Selling, general and administrative expenses	39,139	26,137	(7,600)	(l)	57,676
Depreciation and amortization expenses	1,791	949	72	(m)	2,812

Income from operations	3,135	2,080	7,528		12,743
Minority interest in income of subsidiary	—	128	—		128
Interest expense, net	719	2,713	2,840	(n)	6,272

Income (loss) before provision for income taxes	2,416	(761)	4,688		6,343
Provision for income taxes	766	573	1,198	(o)	2,537

Net income (loss)	$1,650	$(1,334)	$3,490		$3,806

Basic net income per share	$0.05				$0.13

Diluted net income per share	$0.05				$0.13

Weighted average common shares outstanding:
Basic	30,261				30,261
Diluted	30,341				30,341

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

MEDICAL STAFFING NETWORK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical		Pro Forma
(in thousands, except per share data)	MSN	IS	Adjustments		Pro Forma
Service revenues	$385,450	$260,969	$—	(p)(q)	$646,419
Cost of services rendered	299,374	204,083	—	(p)(q)	503,457

Gross profit	86,076	56,886	—	(q)	142,962

Operating expenses:
Selling, general and administrative expenses	75,619	51,358	(15,200)	(r)	111,777
Depreciation and amortization expenses	3,913	2,664	(240)	(s)	6,337
Impairment of goodwill	31,753	—	—		31,753
Restructuring and other charges	3,089	—	—		3,089

Income (loss) from operations	(28,298)	2,864	15,440		(9,994)
Loss on early extinguishment of debt	79	—	—		79
Minority interest in income of subsidiary	—	221	—		221
Interest expense, net	2,446	5,183	4,915	(t)	12,544

Loss before provision for (benefit from) income taxes	(30,823)	(2,540)	10,525		(22,838)
Provision for (benefit from) income taxes	(3,826)	274	—	(u)	(3,552)

Net loss	$(26,997)	$(2,814)	$10,525		$(19,286)

Basic and diluted net loss per share	$(0.89)				$(0.64)

Weighted average common shares outstanding:
Basic and diluted	30,249				30,249

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

MEDICAL STAFFING NETWORK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined consolidated financial statements present the pro forma results of operations and financial position of MSN and IS on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of IS by MSN. The acquisition was recorded using the purchase method of accounting.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2006, combines the historical results for MSN and IS for the twelve months ended December 31, 2006, as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended July 1, 2007, combines the historical results for MSN for the six months ended July 1, 2007, and the historical results for IS for the six months ended on June 30, 2007, as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined consolidated balance sheet as of July 1, 2007 gives effect to the acquisition of IS as of such date.

2. PRO FORMA ADJUSTMENTS

(a) To reflect the following cash transactions (in thousands):

Proceeds:
Issuance of new MSN debt	$125,000

Uses:
Cash paid for acquisition of IS	58,704
Repay existing IS debt	35,475
Repay existing MSN debt	16,235
Pay accrued interest on then existing MSN debt	400
Debt issuance and other related costs	2,932

Net pro forma cash adjustment	$11,254

MSN’s entered into a $155.0 million senior credit facility on July 2, 2007 and it is comprised of a six-year $100.0 million senior secured term loan, a six-year $30.0 million revolving senior credit facility and a seven-year $25.0 million senior secured second term loan. The first and second senior secured term loans were fully funded on closing and there were no drawings on the revolver at close. The first senior secured term loan, bears interest at floating rates based upon either LIBOR or a prime interest rate option selected by MSN, plus a spread of 3.00% to 3.50% and 2.00% to 2.50%, respectively, determined based on MSN’s current leverage ratio. The second senior secured term loan bears interest at floating rates based upon either LIBOR or a prime interest rate option selected by MSN, plus a spread of 6.50% and 5.50%, respectively. The Company is charged 0.5% of unused capacity under the revolving credit facility. A 1.00% change in the floating rate would result in a $1.3 million change in interest expense annually, excluding the effect of interest rate swap arrangements.

(b) To adjust IS’ furniture and equipment to its estimated fair value of $1.8 million.

(c) To reflect the goodwill resulting from the allocation of the purchase price for IS to the fair value of the assets acquired and the liabilities assumed the elimination of IS’ historical goodwill and the impairment of goodwill for the 4 MSN branches closed in connection with the IS integration plan (see adjustment (f)) as follows:

Goodwill resulting from IS acquisition	$76,439
Elimination of IS’ historical goodwill	(60,766)
Impairment of goodwill for closed MSN branches	(1,925)

Net pro forma goodwill adjustment	$13,748

(d) To reflect the preliminary allocation of intangible assets separately identifiable from goodwill, less the elimination of IS intangible assets as follows (in thousands):

Trademarks and trade names (indefinite useful life)	$5,600
VMS (partnership) customer relationships (5 year useful life)	4,300
Traditional customer relationships (5 year useful life)	390
Vendor (subcontractor) relationships (5 year useful life)	57
Non-compete agreements (2 year useful life)	470
Elimination of IS intangible assets	(1,470)

Net pro forma intangible asset adjustment	$9,347

(e) To reflect the capitalization of debt issuances costs associated with the new senior credit facility and the writeoff of unamortized debt issuance costs associated with MSN and IS extinguished credit facilities as follows (in thousands):

Capitalization of new senior credit facility’s debt issuance costs	$2,902
Writeoff of MSN’s extinguished senior credit facility’s unamortized debt issuance costs	(278)
Writeoff of IS’ extinguished senior credit facility’s unamortized debt issuance costs	(435)

Net pro forma other assets adjustment	$2,189

(f) To reflect the accrual of exit costs, operating leases and employee related payments associated with the integration plan the Company implemented whereby 35 MSN and IS branches were merged together and four MSN and three IS branches were closed and the payment of accrued interest related to MSN’s extinguished credit facility (see adjustment (a)) as follows:

Accrual of IS restructuring costs	$9,600
Accrual of MSN restructuring costs	800
Payment of accrued interest related to MSN’s extinguished senior credit facility	(400)

Net pro forma accounts payable and accrued expenses adjustment	$10,000

(g)	To reflect the issuance of the new senior credit facility as follows (in thousands):

Proceeds:
Issuance of new MSN debt	$125,000
Repay existing IS debt	(35,475)
Repay existing MSN debt	(16,235)

Net pro forma long-term debt adjustment	$73,290

(h)	To eliminate IS’ historical basis in minority interest.

(i) To reflect the elimination of IS’ stockholders’ equity, the impairment of goodwill associated with the IS integration plan (see adjustment (c)), the accrual of MSN integration plan costs (see adjustment (f)), and the writeoff of MSN’s unamortized debt issuance costs associated with the extinguished credit facility (see adjustment (e)) as follows (in thousands):

Elimination of IS’ stockholders’ equity	$(45,276)
Impairment of goodwill for closed MSN branches	(1,925)
Accrual of MSN restructuring costs	(800)
Writeoff of MSN’s extinguished senior credit facility’s unamortized debt issuance costs	(278)

Net pro forma total stockholders’ equity adjustment	$(48,279)

(j) For the six months ended July 1, 2007, historical IS service revenues and cost of services rendered includes $10.4 million and $9.6 million, respectively, related to pass-through billings on vendor management service (VMS) agreements pertaining to staff that was subcontracted through other unrelated staffing companies for which IS typically earns an administrative fee of 3-5%. MSN historically records transactions of this type on a net revenue basis as compared to IS’ gross revenue treatment (i.e.: MSN records the administrative fee as its service revenues with no cost of services rendered). While both accounting treatments result in the same gross profit dollars, reporting IS on a net revenue basis consistent with MSN’s policy would result in a reduction to IS’ service revenues and cost of services rendered of $9.6 million for the six months ended July 1, 2007. MSN management is currently assessing its post-acquisition accounting for IS’ VMS agreements and whether a change to a net revenue presentation consistent with MSN’s accounting for similar agreements may be implemented.

(k) In connection with the IS integration plan whereby 35 MSN and IS branches were merged together and four MSN and three IS branches were closed (see adjustment (f)), management estimates there would be a reduction in revenue, cost of services rendered and gross profit of approximately $13.0 million, $9.9 million and $3.1 million, respectively, for the six months ended July 1, 2007. Such amounts are not included as pro forma adjustments as they are estimates that could not be factually supported pursuant to Securities and Exchange Commission (SEC) guidelines.

(l) For the six months ended July 1, 2007, the adjustment amount of $7.6 million reflects a reduction of compensation expense of $6.4 million and office lease expense of $1.2 million associated with the restructuring plan the Company implemented in connection with the elimination of duplicate office locations and corporate overhead functions.

(m) For the six months ended July 1, 2007, the adjustment amount of $72,000 relates to the additional amortization expense associated with the preliminary valuation of intangible assets separately identifiable from goodwill, reduced by a decrease in IS depreciation expense associated with the decrease in the book value of IS’s furniture and equipment (see adjustment (b)) and the elimination of IS amortization expense as follows (in thousands):

Amortization expense associated with preliminary valuation of IS intangible assets	$592
Decrease is IS’ depreciation expense	(428)
Elimination of IS’ amortization expense	(92)

Net pro forma depreciation and amortization expense adjustment	$72

(n) For the six months ended July 1, 2007, the adjustment amount of $2.8 million reflects the estimated interest expense under the new senior credit facility reduced by the elimination of MSN and IS interest expense under their respective extinguished senior credit facilities, the expense associated with the amortization of the debt issuance costs associated with the new senior credit facility and the elimination of the amortization of the debt issuance costs of the extinguished senior credit facility that were written off as follows (in thousands):

Estimated interest expense under new senior credit facility	$6,039
Elimination of MSN’s interest expense under extinguished senior credit facility	(719)
Elimination of IS’s interest expense under extinguished senior credit facility	(2,713)
Interest expense associated with capitalization of new debt issuance costs	233

Net pro forma interest expense, net, adjustment	$2,840

(o) For the six months ended July 1, 2007, the adjustment amount is provided to reflect a pro forma effective income tax (benefit) rate of 40% for the combined companies. Both MSN and IS have established valuation allowances against their net current and non-current deferred tax assets and deferred tax liability. MSN will continue to report a deferred tax liability and provision relative to MSN and IS indefinite reversing temporary differences.

(p) For the year ended December 31, 2006, historical IS service revenues and cost of services rendered includes $21.7 million and $20.6 million, respectively, related to pass-through billings on VMS agreements pertaining to staff that was subcontracted through other unrelated staffing companies for which IS typically earns an administrative fee of 3-5%. MSN historically records transactions of this type on a net revenue basis as compared to IS’ gross revenue treatment (i.e.: MSN records the administrative fee as its service revenues with no cost of services rendered). While both accounting treatment result in the same gross profit dollars, reporting IS on a net revenue basis consistent with MSN’s policy would result in a reduction to IS’ service revenues and cost of services rendered of $20.6 million for the year ended December 31, 2007. MSN management is currently assessing its post-acquisition accounting for IS’ VMS agreements and whether a change to a net revenue presentation consistent with MSN’s accounting for similar agreements may be implemented.

(q) In connection with the IS integration plan whereby 35 MSN and IS branches were merged together and four MSN and three IS branches were closed (see adjustment (f)), management estimates there would be a reduction in revenue, cost of services rendered and gross profit of approximately $26.0 million, $19.8 million and $6.2 million, respectively, for the year ended December 31, 2006. Such amounts are not included as pro forma adjustments as they are estimates that could not be factually supported pursuant to SEC guidelines.

(r) For the year ended December 31, 2006, the adjustment amount of $15.2 million reflects a reduction of compensation expense of $12.8 million and office lease expense of $2.0 million associated with the restructuring plan the Company implemented in connection with the duplicate office locations and corporate overhead functions.

(s) For the year ended December 31, 2006, the adjustment amount of $240,000 relates to the additional amortization expense associated with the preliminary valuation of intangible assets separately identifiable from goodwill, reduced by a decrease in IS depreciation expense associated with the decrease in the book value of IS’s furniture and equipment (see adjustment (b)) and the elimination of IS amortization expense as follows (in thousands):

Amortization expense associated with preliminary valuation of IS intangible assets	$1,184
Decrease is IS’ depreciation expense	(1,240)
Elimination of IS’ amortization expense	(184)

Net pro forma depreciation and amortization expense adjustment	$(240)

(t) For the year ended December 31, 2006, the adjustment amount of $4.9 million reflects the estimated interest expense under the new senior credit facility reduced by the elimination of MSN and IS interest expense under their respective extinguished senior credit facilities, the expense associated with the amortization of the debt issuance costs associated with the new senior credit facility and the elimination of the amortization of the debt issuance costs of the extinguished senior credit facility that were written off as follows (in thousands):

Estimated interest expense under new senior credit facility	$12,078
Elimination of MSN’s interest expense under extinguished senior credit facility	(2,446)
Elimination of IS’s interest expense under extinguished senior credit facility	(5,183)
Interest expense associated with capitalization of new debt issuance costs	466

Net pro forma interest expense, net adjustment	$4,915

(u) There is no pro forma adjustment for the provision for (benefit from) income taxes for the year ended December 31, 2006 for the combined companies. Both MSN and IS have established valuation allowances against their net current and non-current deferred tax assets and deferred tax liability.